AMCAP Fund
August 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$-
Class B	$-
Class C	$-
Class T	$-
Class F-1	$-
Class F-2	$-
Class F-3	$-
Total	$0
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-T	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Total	$0
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$-
Class B	$-
Class C	$-
Class T	$-
Class F-1	$-
Class F-2	$-
Class F-3	$-
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-T	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5E	$-
Class R-5	$-
Class R-6	$-
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	918,967
Class B	-
Class C	54,476
Class T*	-
Class F-1	70,999
Class F-2	181,207
Class F-3	72,522
Total	1,298,171
Class 529-A	53,091
Class 529-B	-
Class 529-C	12,981
Class 529-E	2,560
Class 529-T*	-
Class 529-F-1	3,328
Class R-1	3,771
Class R-2	21,646
Class R-2E	1,207
Class R-3	43,082
Class R-4	45,570
Class R-5	42,265
Class R-5E	23
Class R-6	366,633
Total	596,157
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$29.93
Class B	$-
Class C	$26.58
Class T	$29.96
Class F-1	$29.67
Class F-2	$30.13
Class F-3	$29.99
Class 529-A	$29.63
Class 529-B	$-
Class 529-C	$26.73
Class 529-E	$28.89
Class 529-T	$29.96
Class 529-F-1	$29.86
Class R-1	$27.28
Class R-2	$27.27
Class R-2E	$29.64
Class R-3	$29.03
Class R-4	$29.68
Class R-5E	$29.99
Class R-5	$30.33
Class R-6	$30.27
*Amount less than one thousand